UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2014
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2014, Skyworks Solutions, Inc. (“Skyworks”), and Panasonic Corporation (“Panasonic”) entered into a memorandum of understanding (the “MOU”) providing for the formation of a joint venture with respect to the design, manufacture and sale of Panasonic’s SAW and TC SAW filter products. In connection with the consummation of the transaction contemplated by the MOU, and pursuant to a corporate spin-out, Panasonic will contribute to a newly created joint venture entity certain assets, properties and rights related to its SAW and TC SAW filter business. Upon completion of the contribution described above, Skyworks will purchase for $148.5 million, subject to certain adjustments as described in the MOU, a 66% interest in the joint venture entity (collectively, the “Transaction”). Pursuant to the MOU, the parties intend to enter into definitive agreements related to the Transaction that will include the following terms and conditions, in addition to customary representations, warranties, and covenants:

•	The joint venture entity will be governed by a board of directors consisting of nine members, of whom six will be appointed by Skyworks and three will be appointed by Panasonic.

•	The joint venture entity will lease certain of Panasonic’s manufacturing facilities in Japan and Singapore.

•
The parties expect that the Panasonic employees currently employed in the design and manufacturing facilities will continue to operate those facilities in the joint venture entity, with a headcount of approximately 180 in Japan and 410 in Singapore.

•	Panasonic will transfer to the joint venture entity 299 patents and 113 patent applications.

•
For two years following the closing of the Transaction, neither party will be allowed to transfer its respective stake in the joint venture entity without obtaining prior written consent of the other party.

•
Following the two-year anniversary of the closing of the Transaction, Skyworks will have the right to acquire from Panasonic, and Panasonic will have the right to sell to Skyworks, the remaining 34% interest in the joint venture for $76.5 million, subject to certain adjustments as described in the MOU.

•	There is no financing condition to Skyworks’ obligation to consummate the Transaction, and Skyworks expects to satisfy its purchase obligation with cash held by certain of its foreign subsidiaries.

The parties expect the Transaction to close before the end of the fourth quarter of Skyworks’ fiscal year 2014, pending execution of the aforementioned Transaction-related agreements, receipt of customary regulatory approvals, and satisfaction of all closing conditions.

The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the MOU itself, which will be attached as an exhibit to Skyworks’ Quarterly Report on Form 10-Q for the third quarter of Skyworks’ fiscal year 2014.

Item 7.01 Regulation FD Disclosure.

On April 28, 2014, Skyworks issued a press release announcing the Transaction which is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated April 28, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

April 28, 2014	By:	/s/ Mark V.B. Tremallo
	Name:	Mark V.B. Tremallo
	Title:	Vice President, General Counsel and Secretary